CARLYLE ALPINVEST PRIVATE MARKETS SECONDARIES FUND

CROSS RECEIPT

The undersigned, on behalf of Carlyle AlpInvest Private Markets Secondaries Fund (the “Fund”) hereby acknowledges receipt from AlpInvest US Holdings, LLC of the sum of $100,000.00 in full payment for ten thousand (10,000) common shares of beneficial interest of the Fund.

The undersigned, on behalf of AlpInvest US Holdings, LLC, hereby acknowledge receipt from the Fund of ten thousand (10,000) common shares of beneficial interest of the Fund.

CARLYLE ALPINVEST PRIVATE MARKETS SECONDARIES FUND

By:	/s/ Christopher Perriello
Name: Christopher Perriello
Title: President

ALPINVEST US HOLDINGS, LLC

By:	/s/ Cameron Fairall
Name: Cameron Fairall
Title: Chief Compliance Officer

By:	/s/ Michael Thorne
Name: Michael Thorne
Title: Chief Legal Officer

Date: August 22, 2025

TO: CARLYLE ALPINVEST PRIVATE MARKETS SECONDARIES FUND

The undersigned, on behalf of AlpInvest US Holdings, LLC, hereby acknowledge that AlpInvest US Holdings, LLC has purchased ten thousand (10,000) common shares of beneficial interest (“Shares”) of Carlyle AlpInvest Private Markets Secondaries Fund (the “Fund”) and further acknowledge and agree: (1) that the Shares are being purchased for the account of the undersigned for investment and not with a view to or for the purpose of the distribution thereof; and (2) that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), and must be held indefinitely unless the Shares are subsequently registered under the Act or an exemption from such registration is available and that the Fund is under no obligation to register the Shares under the Act or to comply with any exemption from such registration and that such exemptions, in any case, are extremely limited and may not be available at such time or times as AlpInvest US Holdings, LLC may wish to dispose of the Shares.

ALPINVEST US HOLDINGS, LLC

By:	/s/ Cameron Fairall
Name: Cameron Fairall
Title: Chief Compliance Officer

By:	/s/ Christopher Perriello
Name: Michael Thorne
Title: Chief Legal Officer

Date: August 22, 2025